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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 March 12, 2003
                                (Date of report)

                            NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                        1-10074                 34-1111088
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                   1900 East 9th Street, Cleveland Ohio 44114
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               (Address of principal executive offices) (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        a) Financial Statements of Business Acquired:  None
        b) Pro Forma Financial Information:  None
        c) Exhibits:  None

ITEM 9.  REGULATION FD DISCLOSURE

National City Corporation Chairman and CEO David A. Daberko, in comments to reporters following a presentation to the Cleveland Society of Security Analysts, reaffirmed the company's prior guidance for 2003 earnings per share. In his presentation, Mr. Daberko pointed out a number of factors which could cause 2003 earnings per share to be higher than the current Wall Street consensus estimates of $2.60, including continued strength in the mortgage business, potential deployment of excess capital, successful cost reduction efforts, and improvements in the core banking business. At the same time, he cautioned that continued weakness in the economy could give rise to additional credit problems or result in lower than anticipated loan growth. These comments are consistent with prior public statements about National City's outlook. National City will provide more detailed guidance in its first quarter earnings release and associated conference call, scheduled for April 16, 2003.
         The paragraph above contains forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, the Corporation's ability to execute its business plans, changes in regulatory or legislative requirements, changes in competitive conditions, continuing consolidation in the financial services industry and pending or threatened litigation. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.

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                                   SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 12, 2003         By    /s/ Carlton E. Langer
                                    ------------------------------------------
                                        Carlton E. Langer
                                        Assistant General Counsel